Exhibit 99.2

SAGENT CONTACT:

Jonathon Singer

jsinger@sagentpharma.com

(847) 908-1605

Sagent Pharmaceuticals Appoints Michael Logerfo as President

SCHAUMBURG, Ill., April 16, 2015 – Sagent Pharmaceuticals, Inc. (Nasdaq: SGNT), a leader of specialty pharmaceutical products with an emphasis on the injectable market, today announced that its current EVP and Chief Legal Officer Michael Logerfo has been appointed President, effective April 15, 2015.

“Michael has been an integral part of Sagent’s management team since very early in the company’s history,” said Frank Kung, Chairman. “He has played a significant role in the evolution of our unique business model and has developed strong relationships across our supply chain. Michael has been instrumental in advancing many key strategic initiatives and driving the profitable growth of the business. I look forward to working with Michael and the rest of the team as we pursue the next stage of Sagent’s corporate evolution.”

In his new role as President, Mr. Logerfo will lead the Company’s Executive Management Committee, will continue to have primary responsibility over the Company’s strategic business development and legal functions, and will report to the Chairman of the Board.

“I look forward to continuing to work with my colleagues to achieve Sagent’s tremendous potential and create value for all of our stakeholders,” said Michael Logerfo. “We have established an exceptional foundation in the generic injectable market. Today, with favorable industry dynamics, a growing portfolio, an unparalleled product pipeline, and a dedicated team focused on executing our strategy, we are very well positioned to achieve continued growth both organically and through external opportunities.”

Mr. Logerfo, 50, has served as Executive Vice President, Chief Legal Officer and Corporate Secretary of Sagent since March 2012. Prior to that, Mr. Logerfo had served as Corporate Vice President since March 2007, Chief Legal Officer since April 2010, and Secretary since September 2010. From March 2007 to August 2008, Mr. Logerfo served as Chief Operating Officer of the former KSCP joint venture, now Sagent (China) Pharmaceuticals (SCP). From October 1999 to January 2006, Mr. Logerfo held the positions of President and Chief Executive Officer of Flavine Holding Co. and its affiliates, a privately held group engaged in the development and sale of active pharmaceutical ingredients. Mr. Logerfo also has been a lawyer in private practice. Mr. Logerfo is admitted to practice law in New York and New Jersey, and he received a BA in Government and a JD from Georgetown University.

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a global specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectables. Sagent has created a unique, global network of resources, comprising rapid development capabilities, sophisticated manufacturing and innovative drug delivery technologies, resulting in an extensive and rapidly expanding pharmaceutical product portfolio that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, including our fiscal 2015 guidance, included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and global regulatory approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other global governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to successfully integrate our newly acquired Omega subsidiary; our ability to realize the expected benefits from our acquisition of and investment in our China and Omega subsidiaries; the additional capital investments we will be required to make in our international subsidiaries to achieve their manufacturing potential; the implementation and maintenance of our new enterprise resource planning software and other related applications; and other such risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.

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